                                                                   EXHIBIT 10.9

                                      LEASE

        This Lease, which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto and incorporated herein by this reference (the Lease and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between JONATHAN PARKER, a married man as his sole and separate property; THOMAS M. MONAHAN, a married man as his sole and separate property; HAROLD PARKER PROPERTIES, L.P., a California limited partnership; and HAROLD A. PARKER, TRUSTEE, and GERTRUD V. PARKER, TRUSTEE of the HAROLD A. PARKER COMPANY TRUST dated May 11, 1988; all as Tenants in Common (collectively, "Landlord"), and E-GREETINGS NETWORK, a California corporation ("Tenant").

1. REAL PROPERTY, BUILDING AND PREMISES Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6 of the Summary (the "Premises"), which Premises are located in and are a part of that certain building (the "Building") located at 149 New Montgomery Street, San Francisco, California. The Building, any outside plaza areas, the land and other improvements surrounding the Building which are designated from time to time by Landlord as "Common Areas," as that term is defined below, appurtenant to or servicing the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the "Real Property." Tenant shall have the non-exclusive right to use and enjoy in common with other tenants in the Building those portions of the Real Property which are provided for use in common by Tenant and any other tenants of the Real Property (the "Common Areas"). Subject to Landlord's reasonable rules and regulations and access control procedures, Tenant shall have the right of access to the Premises twenty-four (24) hours per day, seven (7) days per week during the "Lease Term," as that term is defined in Article 2 of this Lease. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Building except as specifically set forth in this Lease and the Tenant Work Letter. Landlord hereby represents and warrants that the renovation work done on the Building has included or will include refurbishment of the mechanical systems in the Building, installation of two (2) new elevators, new restrooms, new heating, ventilation and air conditioning and electrical systems, pursuant to Section 1.1. of the Tenant Work Letter and a renovated or new roof.

2. LEASE TERM The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the "Lease Term") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in Section 7.2 of the Summary (subject to the terms of the Tenant Work Letter) and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, unless sooner terminated or extended as hereinafter provided. At any time during the Lease Term, Landlord may deliver to Tenant a notice of Lease Term dates in the form as set forth in Exhibit C, attached hereto, which notice Tenant shall execute and return to Landlord within five (5) days of receipt thereof. Notwithstanding the foregoing, if Landlord has not delivered the Base Building to Tenant, as provided in Section 1.1 of the Tenant Work Letter, by March 1, 2000 (the "Outside Date"), then Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord.

3. BASE RENT Tenant shall pay, without notice or demand, except as otherwise set forth in this Lease, to Landlord at its office in the Building, in lawful money of the United States of America, base rent ("Base Rent") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each month during the Lease Term, without any setoff or deduction whatsoever, except as otherwise set forth in this Lease. The Base Rent for the first full month of the Lease Term, which occurs after the expiration of any free rent period, shall be paid at the time of Tenant's execution of this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. Notwithstanding the foregoing, to the extent that Tenant is conducting business in only a portion of the Premises before September 1, 1999, Tenant shall only be obligated to pay Base Rent on that portion of the Premises which Tenant is so using, determined on a floor by floor basis, in the amount of Thirty-Eight and 50/100 Dollars per rentable square foot per year of each floor of the Premises Tenant is so using.

4. ADDITIONAL RENT

        4.1 Additional Rent. In addition to paying the Base Rent specified in
Article 3 of this Lease, Tenant shall pay as additional rent (i) Tenant's Share of the annual Operating Expenses, which are in excess of Operating Expenses incurred in the "Operating Expense Base Year," as that term is defined in
Section 4.2.1 of this Lease, and (ii) Tenant's Share of the annual Tax Expenses, which are in excess of Tax Expenses incurred in the "Tax Base Year," as that term is defined in Section 4.2.2 of this Lease. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

        4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

            4.2.1 "Operating Expense Base Year" shall be the period set forth in
Section 9.1 of the Summary.

            4.2.2 "Tax Base Year" shall be the period set forth in Section 9.2 of the Summary.

            4.2.3 "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and in the event of any such change, Tenant's Share of Operating Expenses and Tax Expenses shall be equitably adjusted for any Expense Year involved in any such change.

            4.2.4 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Real Property, including, without limitation, any amounts paid for (i) the cost of supplying all utilities to the Common Areas, the cost of operating, maintaining, repairing, renovating and managing the utility systems serving the Building, mechanical systems, sanitary and storm drainage systems, and any escalator and/or elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Real Property and/or the Building; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Building; (v) fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Building and Real Property; (vi) any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (vii) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Building, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one building of Landlord, then a prorated portion of such employees' wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Building; (viii) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Building; (ix) operation, repair, maintenance and replacement of all "Systems and Equipment," as that term is defined in Section 4.2.6 of this Lease, and components thereof;
(x) the cost of janitorial service to the Common Areas, alarm and security service, window cleaning, trash removal from the Common Areas, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xi) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building and Real Property; and (xii) the cost of any capital improvements or other costs (I) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Building, (II) made to the Building that are required under any governmental law or regulation not in effect as of the date of this Lease, or (III) which are reasonably determined by Landlord to be in the best interest of the Building and/or Real Property; provided, however, that if any such cost described in (I),
(II) or (III), above, is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building is not at least ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building been at least ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants of the Building (the "Cost Pools"). Such Cost Pools may include, but shall not be limited to, the office space tenants of the Building and the retail space tenants of the Building. Notwithstanding anything to the contrary set forth in this Article 4, when calculating Operating Expenses for any Expense Year, including the Operating Expense Base Year, Operating Expenses shall exclude market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages. Notwithstanding the foregoing, the following charges are expressly excluded from Operating
Expenses: (a) costs of leasing incurred with respect to a specific tenant of the Building or costs of procuring new tenants for the Building (including leasing commissions and attorney's fees), (b) costs of renovating, painting and/or decorating the premises of any new tenant or vacated by any prior tenant, (c) compensation of personnel above the grade of Building Manager, (d) except for any deductibles payable by Landlord, costs of repair to the Building or Premises where the costs of such repairs are reimbursed by insurance (or which would be reimbursable under insurance which Landlord is required to maintain under this Lease), (e) costs of utilities, services, and other items that exclusively benefit particular tenants of the Building, except to the extent such costs are recoverable from such tenants and are credited to Operating Expenses upon Landlord's receipt of payment therefor, (f) Building depreciation, (g) interest on debt or rental under any ground lease, (h) capital expenditures except as permitted above, (i) costs incurred to correct defects in the initial construction or current renovation of the Building, (j) late charges or other penalties, including tax penalties, incurred as a result of Landlord's gross negligence or inability or unwillingness to make payments when due, except to the extent caused by Tenant's failure to timely make any payment in accordance with the terms of this Lease, (k) costs resulting directly from the gross negligence or willful misconduct of Landlord, its employees, agents or contractors, (l) advertising and promotional expenses, (m) Landlord's charitable or political contributions, and (n) Tax Expenses.

               4.2.5 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, special assessment district payments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building), which Landlord shall pay because of or in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein. Tax Expenses shall include, without limitation: (i) any tax on Landlord's rent, right to rent or other income from the Real Property or as against Landlord's business of leasing any of the Real Property; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;
(iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

Notwithstanding the foregoing, Tax Expenses shall not include any fines, penalties or interest charged to Landlord; or franchise, estate or income taxes of Landlord.

               4.2.6 "Tenant's Share" shall mean the percentage set forth in
Section 9.3 of the Summary.

        4.3 Calculation and Payment of Additional Rent.

               4.3.1 Calculation of Excess and Underage. If for any Expense Year ending or commencing within the Lease Term, (i) Tenant's Share of Operating Expenses for such Expense Year exceeds Tenant's Share of Operating Expenses for the Operating Expense Base Year and/or (ii) Tenant's Share of Tax Expenses for such Expense Year exceeds Tenant's Share of Tax Expenses for the Tax Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2 below, and as Additional Rent, an amount equal to the excess (the "Excess").

               4.3.2 Statement of Actual Operating Expenses and Tax Expenses and Payment by Tenant. Following the end of each Expense Year, Landlord shall give to Tenant a statement (the "Statement") which Statement shall state the actual Operating Expenses and Tax Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess or underage. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.3.3 below. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Operating Expenses and the Tax Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days of receipt of a Statement setting forth the Excess, pay to Landlord an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

               4.3.3 Statement of Estimated Operating Expenses and Tax Expenses. Landlord, at Landlord's option, may elect to give Tenant a yearly expense estimate statement (the "Estimate Statement") which Estimate Statement shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Operating Expenses and Tax Expenses for the then-current Expense Year shall be and the estimated Excess (the "Estimated Excess") as calculated by comparing Tenant's Share of Operating Expenses, which shall be based upon the Estimate, to Tenant's Share of Operating Expenses for the Operating Expense Base Year and comparing Tenant's Share of Tax Expenses, which shall be based upon the Estimate, to Tenant's Share of Tax Expenses for the Tax Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

        4.4 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

               4.4.1 Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the Tenant Improvement Allowance, as defined in Section 2.1 of the Tenant Work Letter,

               4.4.2 Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Real Property;

               4.4.3 Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or

               4.4.4 Said assessments are levied or assessed upon the Real Property or any part thereof or upon Landlord and/or by any governmental authority or entity, and relate to the construction, operation, management, use, alteration or repair of mass transit improvements.

        4.5 Landlord's Books and Records. Within forty-five (45) days after receipt of a Statement by Tenant, if Tenant disputes the amount of Additional Rent set forth in the Statement, an independent certified public accountant (which accountant shall be a member of a nationally recognized accounting firm), designated by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records with respect to the applicable Expense Year at Landlord's offices, provided that Tenant is not then in default, past the expiration of any applicable cure period, under this Lease, and provided further that Tenant has paid all amounts required to be paid under the Statement. If after such inspection, Tenant still disputes such Additional Rent, a certification as to the proper amount shall be made, at Tenant's expense, by an independent certified public accountant selected by Landlord, which certification shall be final and conclusive on Landlord and Tenant; provided, however, that if such certification demonstrates that Landlord overstated total Operating Expenses for the applicable Expense Year by more than seven percent (7%), then Landlord shall pay the costs associated with such certification. If it is determined pursuant to this Section 4.5 that an error has been made in the Statement, Tenant's sole remedy shall be for the parties to make such appropriate payments or reimbursements, as the case may be, to each other as are determined to be owing, provided that any reimbursements payable by Landlord to Tenant may, at Landlord's option, instead be credited against the Base Rent next coming due under this Lease unless the Lease Term has expired, in which event Landlord shall refund the appropriate amount to Tenant. Tenant shall keep any information gained from its review of Landlord's records confidential and shall not disclose such information to any other party, except as required by law.

5. USE OF PREMISES Tenant shall use the Premises only for the purpose as set forth in Section 10 of the Summary (the "Permitted Use") and for no other use or purpose, unless first approved in writing by Landlord, which approval Landlord may withhold in its sole discretion. Tenant agrees that it shall not use, or permit any person to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of any local, municipal or county governing body or other lawful authorities having jurisdiction over the Building. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of hazardous materials or hazardous substances (as defined under applicable laws), except for the use in compliance with all applicable laws and regulations of small quantities of hazardous materials of the type commonly found in ordinary office supplies and equipment.

6.  SERVICES AND UTILITIES

        6.1 Standard Tenant Services. Landlord shall provide the following services and utilities twenty-four (24) hours per day on every day during the Lease Term, unless otherwise stated below.

               6.1.1 Landlord shall at all times provide heating and air conditioning ("HVAC"), as provided in Section 1.1 of the Tenant Work Letter.

               6.1.2 Landlord shall at all times provide electricity to the Premises for lighting and power, as provided in Section 1.1 of the Tenant Work Letter. Landlord shall also provide (i) city water for use in connection with any plumbing fixtures now or hereafter installed in the Premises and the Building in accordance with this Lease, and (ii) nonexclusive automatic passenger elevator service at all times.

               6.1.3 Tenant shall pay to Landlord, upon billing, the cost of all utilities provided to the Premises, based on submeters or separate meters, including the cost for utilties to run the elevators.

        6.2 Tenant's Responsibility. Tenant shall arrange for regular janitorial service to the Premises and the lobbies of the Building, at Tenant's sole expense.

        6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any services or utilities. Notwithstanding anything to the contrary contained in this Section 6.3, to the extent any failure to furnish or delay in furnishing any service is caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors, Tenant shall be entitled to an abatement of Rent if and to the extent such failure or delay prevents Tenant from using all or a portion of the Premises (and Tenant in fact does not use the Premises or such portion thereof), and if such failure or delay continues for more than ten (10) consecutive days. Rent shall so abate, in proportion to the percentage of the Premises rendered unusable by Tenant (and in fact not used), retroactively to the first (1st) day of such failure or delay and shall continue thereafter until such failure or delay is remedied.

        6.4 Access. Except as specifically set forth in this Lease, Tenant shall have access to the Premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year.

7. REPAIRS Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, equipment that exclusively services the Premises, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, ordinary wear and tear excepted. In addition, Tenant shall, at Tenant's own expense but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Notwithstanding the foregoing, Landlord shall be responsible for maintaining in good order, repair and condition the Common Areas, the exterior walls, foundation and roof of the Building, the structural portions of the Building, and the systems and equipment of the Building installed by Landlord pursuant to Sections 1.1.1, 1.1.2, 1.1.7 and 1.1.8 of the Tenant Work Letter and the elevators, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant's expense. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code, or under any similar law, statute, or ordinance now or hereafter in effect.

8. ADDITIONS AND ALTERATIONS

        8.1 Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld or delayed by Landlord. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter attached hereto as Exhibit B, and not the terms of this Article 8. Notwithstanding the foregoing, Tenant shall have the right without Landlord's prior consent to make Alterations costing, in aggregate, less than Ten Thousand Dollars ($10,000) in any twelve-month period; provided that such Alterations do not affect the Building's structure or systems and equipment, and provided further that Tenant provides Landlord with prior written notice at least ten
(10) days before commencing such work (the "Alteration Notice").

        8.2 Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that Tenant shall, at Tenant's expense, remove such

Alterations upon the expiration or any early termination of the Lease Term, and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen reasonably approved by Landlord. All work with respect to any Alterations must be done in a good and workmanlike manner in compliance with all applicable laws and with Landlord's construction rules and regulations, and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or the common areas for any other tenant of the Building, and as not to obstruct the business of Landlord or other tenants in the Building, or interfere with the labor force working in the Building. In the event that Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternative form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations.

        8.3 Payment for Improvements. In the event Tenant orders any Alteration or repair work directly from Landlord, the charges for such work shall be deemed Additional Rent under this Lease, payable upon billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord's option. Upon completion of such work, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Whether or not Tenant orders any work directly from Landlord, Tenant shall pay to Landlord a percentage of the cost of such work (such percentage, which shall vary depending upon whether or not Tenant orders the work directly from Landlord, to be established on a uniform basis for the Building) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.

        8.4 Landlord's Property. All Alterations, improvements, fixtures and/or permanently affixed equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord. Furthermore, as a condition to Landlord's approval of any Alteration, Landlord may, by written notice to Tenant at the time Landlord so approves the Alteration, require Tenant at Tenant's expense to remove such Alteration, and to repair any damage to the Premises and Building caused by such removal, upon expiration of the Lease Term or upon any earlier termination of this Lease. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises.

9. COVENANT AGAINST LIENS Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

10. INSURANCE

        10.1 Indemnification and Waiver. To the extent not prohibited by law, Landlord, its partners and their respective officers, agents, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises during Tenant's occupancy of the Premises, including during construction of the Tenant Improvements, as defined in the Tenant Work Letter, provided that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Landlord. Landlord shall indemnify, defend, protect and hold harmless Tenant, its officers, contractors, agents and employees, from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) to the extent incurred in connection with or arising from the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

        10.2 Tenant's Compliance with Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

        10.3 Tenant's Insurance. Tenant shall maintain Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than $2,000,000.00 for each occurrence and $2,000,000.00 annual aggregate, with 0% Insured's participation. In addition, Tenant shall carry Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, and (ii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises, but only to the extent that the cost of the same is in excess of the Tenant Improvement Allowance. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

        10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-VIII in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Building is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor.

        10.5 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

        10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord.

        10.7 Landlord's Insurance. Landlord shall maintain commercial property insurance on the Real Property. Such insurance shall be maintained with an insurance company in good standing in the state where the Real Property is located, in amounts determined by Landlord or required by any holder of a mortgage or other security instrument or the lessor of any ground lease, but at least in such amounts and with such coverage as is typical for buildings of a similar type and use in the downtown/media gulch area of San Francisco, California.

11. DAMAGE AND DESTRUCTION

        11.1 Repair of Damage to Premises by Landlord. If the Premises or any common areas of the Building serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the base, shell and core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the base, shell and core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building, or the lessor of a ground or underlying lease with respect to the Real Property and/or the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance carried under Section 10.3 of this Lease (other than Tenant's personal property), and Landlord shall repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, and if such damage is not the result of the willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Rent, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof. Notwithstanding anything to the contrary contained herein, if (i) Landlord fails to deliver to Tenant a written estimate within forty-five (45) days from the date of discovery of the damage that the repairs required to be made are reasonably estimated to take more no more than one hundred eighty (180) days from such date of discovery to complete, or (ii) the repairs have not been completed (aside from minor, punch-list items) within one hundred eighty (180) days from the date of discovery of the damage, then, in either such event, Tenant may elect to terminate this Lease, by notifying Landlord in writing of such termination (a) within thirty (30) days of receipt of Landlord's estimate (or the lapse of the 45-day response period, as applicable); or (b) within thirty (30) days after the lapse of the 180-day repair period (unless the repairs have been completed by the date of Tenant's termination notice, in which event the termination shall be void). In such event, this Lease shall terminate as of the date of Tenant's termination notice, and the respective rights and obligations of the parties shall be as specified in the final sentence of Section 11.2 below. Landlord agrees to use commercially reasonable efforts to timely discover damage to the Premises or the Building caused by fire or other casualty.

        11.2 Landlord's Option to Repair. Notwithstanding the terms of Section
11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by notifying Tenant in writing of such termination within forty-five (45) days after the date of discovery of such damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred eighty
(180) days of the date of discovery of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or ground or underlying lessor with respect to the Real Property and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies, where such uncovered damage would cost more than One Hundred Thousand Dollars ($100,000) to repair. In addition, in the event that the

Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after the date of such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

        11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the state in which the Building is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.

12. NONWAIVER No waiver of any provision of this Lease shall be implied by (i) any failure of either party to insist in any instance on the strict keeping, observance or performance of any covenant or agreement contained in this Lease or exercise any election contained in this Lease, or (ii) any failure of either party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently. Any waiver by either party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated.

13. CONDEMNATION If the whole or any part of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to or Tenant's use of the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Real Property or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

14. ASSIGNMENT AND SUBLETTING

        14.1 Transfers. Except as provided in Section 14.7 below, Tenant shall not, without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed, assign, mortgage, pledge, encumber or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, or sublet the Premises or any part thereof (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). To request Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than forty-five (45) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the "Transfer Premium," as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

        14.2 Landlord's Consent. Landlord shall respond to a Transfer request within fifteen (15) business days following receipt of the Transfer Notice (including all items specified in clauses (i) through (iv) of Section 14.1 above). Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

               14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building;

               14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

               14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

               14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease which are assumed pursuant to the terms of the Transfer on the date consent is requested; or

               14.2.5 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease;

               14.2.6 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right);

               14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Building at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Building at such time, or (iii) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice.

        If Landlord consents to any Transfer pursuant to the terms of this
Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease. Notwithstanding the foregoing, Landlord hereby approves Tessera Enterprise Systems, a Massachusetts corporation, and Brigade Solutions, Inc., a California corporation, as Transferees; provided, however, that the applicable sublease is executed by or before January 1, 2000.

        14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord seventy-five percent (75%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, and (ii) attorneys' fees and brokerage commissions in connection with the Transfer. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by

Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. Notwithstanding the foregoing, no Transfer Premium shall be due in connection with any Transfer to an Affiliate pursuant to Section 14.7 below.

        14.4 Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, if Tenant desires to sublease or assign the entire Premises (other than pursuant to Section 14.7 below), then Landlord shall have the option, by giving written notice to Tenant within fifteen (15) business days after receipt of any Transfer Notice (including all items specified in clauses (i) through (iv) of Section 14.1 above), to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the effective date of the proposed Transfer.

        14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit, and if understated by more than ten percent (10%), Landlord shall have the right to cancel this Lease upon thirty (30) days' notice to Tenant.

        14.6 Additional Transfers. Except as provided in Section 14.7 below, for purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of twenty-five percent (25%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of twenty-five percent (25%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of twenty-five percent (25%) of the value of the unencumbered assets of Tenant within a twelve
(12) month period.

        14.7 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, an assignment of this Lease or subletting by Tenant of all or a portion of the Premises to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under common control with Tenant, or (iii) any entity which purchases all or substantially all of the assets or stock of Tenant, or (iv) any entity into which Tenant is merged or consolidated or which merges into Tenant (all such persons or entities described in (i), (ii), (iii) and (iv) being sometimes hereinafter referred to as "Affiliates"), shall not require Landlord's consent and shall not be deemed a Transfer under this Article 14, provided that (a) any such Affiliate was not formed as a subterfuge to avoid the obligations of this Article 14; (b) Tenant gives Landlord at least thirty (30) days' prior written notice of any such assignment or sublease to an Affiliate; (c) the successor of Tenant has, as of the effective date of any such assignment or sublease, a tangible net worth, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is equal to or greater than the net worth of Tenant as of the date of execution of this Lease; (d) any such assignment or sublease shall be subject and subordinate to all of the terms and provisions of this Lease, and such Affiliate shall assume, in a written document reasonably satisfactory to Landlord and, if commercially practicable, delivered to Landlord upon or prior to the effective date of such assignment or sublease (but, in any event, delivered to Landlord no later than thirty (30) days following the effective date of such assignment or sublease), all the obligations of Tenant under this Lease; and (e) Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease. The sale of stock pursuant to a public offering shall not constitute a Transfer under this Section 14.

15. OWNERSHIP AND REMOVAL OF TRADE FIXTURES

        15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.

        15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15 and Section 8.4 above, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and damage by casualty excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

16. HOLDING OVER If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

17. ESTOPPEL CERTIFICATES Within ten (10) business days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Real Property, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Within ten (10) business days following a request in writing by Tenant, Landlord shall execute and deliver to Tenant an estoppel certificate in a form reasonably acceptable to Landlord.

18. SUBORDINATION This Lease is subject and subordinate to all present and future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Notwithstanding the foregoing, the subordination of this Lease to any mortgage, trust deed or other encumbrance or any ground or underlying lease is subject to Tenant's receipt of a commercially reasonable non-disturbance agreement from the holder of such mortgage or other instrument or such ground or underlying lease in a form reasonably satisfactory to Tenant. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease, provided that such purchaser or lessor agrees that Tenant's use and possession of the Premises pursuant to the terms of this Lease shall not be disturbed so long as Tenant is not in default under this Lease. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so, provided that such authorization shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Within sixty (60) days after the Lease Commencement Date, Landlord shall provide to Tenant a commercially reasonable non-disturbance agreement from the holder of the then existing deed of trust on the Real Property, provided that Tenant executes such subordination, non-disturbance and attornment agreement as may be required by such lender.

19. DEFAULTS; REMEDIES

        19.1 Events of Default. The occurrence of any of the following shall constitute a default under this Lease by Tenant:

               19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due; provided, however, that Tenant shall have a grace period of three (3) days from the date of receipt of written notice from Landlord within which to cure any failure in the payment of Rent, except that Landlord shall not be required to provide such notice, and such 3-day grace period shall not apply, more than twice during any twelve (12) month period;

               19.1.2 Any failure by Tenant to respond to Landlord's request under Article 17 or 18 within the time permitted therein for such response; or

               19.1.3 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or

               19.1.4 Abandonment (for a period in excess of thirty (30) days), vacation or surrender of the Premises by Tenant.

        19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

               19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following: (i) the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

               19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

        19.3 Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

        19.4 Waiver of Default. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

        19.5 Landlord Default. Any failure by Landlord to observe or perform any provision, covenant or condition of this Lease to be observed or performed by Landlord, where such failure continues for thirty (30) days after written notice thereof from Tenant to Landlord, shall constitute a default under this Lease by Landlord; provided, however, if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Landlord shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible.

20. FORCE MAJEURE Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

21. LETTER OF CREDIT Within fifteen (15) business days after execution of this Lease by both Landlord and Tenant, Tenant shall deliver to Landlord an irrevocable standby letter of credit in the amount of Two Million Dollars ($2,000,000.00) (the "Letter of Credit") as security for the faithful performance by Tenant of its obligations under this Lease. The Letter of Credit shall be upon the terms and subject to the following provisions of this Section 21.

        21.1 Application of Letter of Credit. If Tenant fails to pay Rent or other charges due hereunder (and such failure constitutes a default under this Lease), or otherwise defaults with respect to any provision of this Lease, in addition to any other rights held by Landlord, Landlord may draw upon and apply such portion of the Letter of Credit as is necessary to satisfy the payment of any Rent or other charge in default, or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If any portion of the Letter of Credit is so applied, Tenant shall, within fifteen
(15) business days after written demand therefor, provide a replacement or supplemental letter of credit to bring the face amount of the then available letter of credit to its then required amount, and Tenant's failure to do so shall be a non-curable default under this Lease.

        21.2 Terms of Letter of Credit. The Letter of Credit shall commence within fifteen (15) business days of the date of execution of this Lease and Tenant shall renew the Letter of Credit from time to time through the Lease Term, at least thirty (30) days prior to the expiration thereof and deliver to Landlord a new Letter of Credit or an endorsement to the Letter of Credit and any other evidence required by Landlord that the Letter of Credit has been renewed. If Tenant has not provided to Landlord evidence of such renewal thirty
(30) days prior to the expiration thereof, then Landlord shall have the right to draw on the Letter of Credit pursuant to this Section 21 and hold such amount as a security deposit, pursuant to Section 22 below. The Letter of Credit shall be
(i) issued by a bank reasonably approved by Landlord ("Bank") and "callable" by Landlord through a branch office of the Bank located in San Francisco, California, and (ii) in a form containing the required provisions set forth in Sections 21.2.1 through 21.2.4 below. The premium or purchase price of, or any other Bank fees associated with, such Letter of Credit shall be paid by Tenant. The Letter of Credit shall, without limiting the foregoing, provide that:

               21.2.1 Such Letter of Credit shall expressly permit partial draws and shall be transferable, irrevocable and unconditional, so that Landlord, or its successor(s) in interest, may at any time "call" for any portion of the then uncalled upon amount thereof without regard to and without the Bank inquiring as to the right or lack of right of the holder of the Letter of Credit to effect such calls or the existence or lack of existence of any defenses by Tenant with respect thereto;

               21.2.2 Landlord agrees not to draw upon the Letter of Credit unless Landlord claims default by Tenant under the Lease after giving notice thereof to Tenant in accordance with the terms of this Lease and the expiration of any applicable cure period set forth in this Lease, and if Landlord does effect such a "draw," such "draw" amount shall be such amount (partial or full) as necessary to compensate Landlord for such default.

               21.2.3 Any failure or delay of Landlord to "draw" any portion of the Letter of Credit shall not act as a waiver of Landlord's right to do so at any time thereafter or constitute a waiver of any default with respect to the Lease.

               21.2.4 Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a "draw" by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to "draw" from the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional upon this Lease or to justify the issuer of the Letter of Credit in failing to honor a draw upon such Letter of Credit in a timely manner. In the event Landlord is determined through any dispute resolution procedure agreed upon by the parties or by a court of competent jurisdiction to have improperly drawn on the Letter of Credit, then Tenant shall be entitled to receive a prompt refund of such amount from Landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit (including the Letter of Credit) only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

        21.3 Reduction of Letter of Credit. Notwithstanding the foregoing, commencing on the second (2nd) anniversary of the Lease Commencement Date and on each anniversary of the Lease Commencement Date thereafter through and including the fifth (5th) anniversary of the Lease Commencement Date, Tenant shall have the right to have the amount of the Letter of Credit reduced by One Hundred Thousand Dollars ($100,000.00), provided that Tenant is not in default under the terms of this Lease at the time of the applicable reduction. Commencing on the sixth (6th) anniversary of the Lease Commencement Date and on each anniversary of the Lease Commencement Date thereafter, Tenant shall have the right to have the amount of the Letter of Credit reduced by Two Hundred Thousand Dollars ($200,000.00), provided that Tenant is not in default under the terms of this Lease at the time of the applicable reduction.

        21.4 Termination of Letter of Credit. Notwithstanding the foregoing, in the event that Tenant has a net worth of at least Fifty Million Dollars ($50,000,000.00), then Tenant shall have the right to have the Letter of Credit terminated, provided that Tenant is not in default under the terms of this Lease at the time of such termination. If at any time thereafter Tenant's net worth drops below Twenty-Five Million Dollars ($25,000,000.00), Tenant shall be required to deliver to Landlord a new Letter of Credit in the amount of Two Million Dollars ($2,000,000.00), to be held or applied by Landlord in accordance with the provisions of this Section 21. As used in this Section 21.4, the "net worth" of Tenant shall not include the value, if any, of this Lease.

22. SECURITY DEPOSIT Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "Security Deposit") in the amount set forth in Section 11 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit.

23. SIGNS

        23.1 In General. Tenant shall be entitled, at its sole cost and expense, to the following signage: (a) identification signage outside of the Building in the form of a plaque at the ground floor entry to the Building, (ii) a prominent exterior sign in keeping with the scope and scale of the Building on the face of the Building. (iii) signage in the main lobby, and (iv) signage at the entrance to Premises. The location, quality, design, style, lighting and size of such signage shall be consistent with any applicable governmental codes or regulations and shall be subject to Landlord's prior written approval, not to be unreasonably withheld. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal.

        23.2 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as expressly provided in this Section 23, Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Building or the Real Property Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior written approval of Landlord, not to be unreasonably withheld.

        23.3 Building Directory. A building directory will be located in the lobby of the Building. Tenant shall have the right, at Landlord's cost and expense, to a certain number of name strips pursuant to the Landlord's Building standard signage program to be displayed under Tenant's entry in such directory.

24. COMPLIANCE WITH LAW Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes or changes to the Building's life safety system. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

25. LATE CHARGES If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after said amount is due, or if any check delivered to Landlord by Tenant shall be returned for insufficient funds, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due. In addition to the late charge, in the event any check is returned for insufficient funds, Tenant shall pay to Landlord, as additional rent, the sum of $25.00. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid when due shall thereafter bear interest until paid at a rate equal to ten percent (10%) per annum, provided that in no case shall such rate be higher than the highest rate permitted by applicable law. In the event that more than one (1) check of Tenant is returned for insufficient funds in any twelve (12) month period, Landlord shall have the right to require that any or all subsequent payments by Tenant to Landlord be in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, notwithstanding any prior practice of accepting payments in any different form.

26. LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

        26.1 Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

        26.2 Tenant's Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

27. ENTRY BY LANDLORD Landlord reserves the right at all reasonable times and upon reasonable notice to the Tenant to enter the Premises to (i) inspect them;
(ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; (iii) post notices of nonresponsibility; or
(iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any default by Tenant under this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

28. MISCELLANEOUS PROVISIONS

        28.1 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

        28.2 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

        28.3 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building require a modification or modifications of this Lease, which modification or modifications will not cause any increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) business days following the request therefor. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor.

        28.4 Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease accruing after the date of such transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Real Property and Building and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

        28.5 Prohibition Against Recording. Except as provided in Section 28.3 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

        28.6 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

        28.7 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

        28.8 Time of Essence. Time is of the essence of this Lease and each of its provisions.

        28.9 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

        28.10 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

        28.11 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.

        28.12 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

        28.13 Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

        28.14 Notices. All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 28.19 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

        28.15 Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

        28.16 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

        28.17 Authority. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. The undersigned Landlord signatories, by their execution hereof, each hereby represents and warrants to Tenant that Landlord has full right and authority to execute and deliver this Lease and that each person signing on behalf of Landlord is authorized to do so.

        28.18 Attorneys' Fees. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

        28.19 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

        28.20 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

        28.21 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease, excepting only the real estate brokers or agents specified in Section 13 of the Summary (the "Brokers"). Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Brokers.

        28.22 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

        28.23 Building Name and Signage. Landlord shall have the right at any time to change the name of the Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Building as Landlord may, in Landlord's sole discretion, desire.

        28.24 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

        28.25 Hazardous Material. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste (including, without limitation, asbestos-containing material) which is or becomes regulated by any local governmental authority, the state in which the Building is located or the United States Government. Tenant acknowledges that Landlord may incur costs (A) for complying with laws, codes, regulations or ordinances relating to Hazardous Material, or (B) otherwise in connection with Hazardous Material. Tenant agrees that the costs incurred by Landlord with respect to, or in connection with, complying with laws, codes, regulations or ordinances relating to Hazardous Material shall be an Operating Expense (but only to the extent permitted pursuant to the terms of Section 4.2.4 above), unless the cost of such compliance, as between Landlord and Tenant, is made the responsibility of Tenant under this Lease.

        28.26 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants.

        28.27 Landlord Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Building, Premises, and/or Real Property, including without limitation the common areas, systems and equipment, roof, and structural portions of the same. In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Real Property, including portions of the common areas, or perform work in the

Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations unless due to the gross negligence or willful misconduct of Landlord or any party under Landlord's direction and control. Notwithstanding the foregoing, Landlord agrees to use all commercially reasonable efforts to minimize any disruption to Tenant's use and occupancy of the Premises caused by Landlord's activities, and at all times, to the fullest extent possible, to maintain the main entrances, lobbies and elevators of the Building, and access to the Premises, clear of construction and other work materials, and without noise, dust and debris.

        28.28 Asbestos Disclosures. Tenant specifically acknowledges that Tenant has been advised that asbestos-containing materials were used in the initial construction of the Building, and may have been used in connection with various additions and improvements made thereafter from time to time. Landlord shall comply with applicable laws, from time to time in effect, which require the abatement, removal, encapsulation or other remediation of Hazardous Material in the Building. The cost of such compliance by Landlord shall be includable in Operating Expenses only to the extent permitted pursuant to the terms of Section 4.2.4, above.

        28.29 Landlord Liability. None of the shareholders, partners, directors or officers of Landlord (collectively, the "Landlord Parties") shall be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Landlord Parties. The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to Landlord's interest in the Real Property and Tenant shall not look to the property or assets of any of the Landlord Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

        28.30 Landlord's Consent. Whenever Landlord's consent or approval is required under this Lease or the Tenant Work Letter, such consent or approval shall be in writing.

        28.31 Early Occupancy. Tenant's early occupancy of the Premises for any purpose shall be subject to all the terms and conditions of this Lease, other than the obligation to pay Base Rent, subject to Section 3 of this Lease, and utilities.

29.  OPTION TERM

        29.1 Option Right. So long as Tenant has not subleased more than one (1) floor of the Premises to another tenant, Landlord hereby grants the originally named Tenant herein (or any Affiliate to whom this Lease has been assigned pursuant to Section 14.7 above (a "Permitted Assignee")), one (1) option to extend the Lease Term for a period of five (5) years (the "Option Term"), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease and Tenant has not previously been in default under this Lease more than once in the prior twenty-four (24) months. Upon the proper exercise of such option to extend, and provided that, as of the end of the initial Lease Term, Tenant is not in default under this Lease and Tenant has not previously been in default under this Lease more than once in the prior twenty-four (24) months, the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 29 shall be personal to Tenant or a Permitted Assignee and may only be exercised by Tenant or a Permitted Assignee (and not any other assignee, sublessee or other transferee of Tenant's interest in this Lease) if Tenant or such Permitted Assignee occupies at least four (4) floors of the Premises.

        29.2 Option Rent. The rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to rent at which tenants, as of the commencement of the Option Term, will be leasing non-sublease space comparable in size, location and quality to the Premises taking into consideration seismic braced, exposed brick and timber construction with air-conditioning and operable windows for a comparable term and the fact that the Premises are in a building with single-tenant identity, which comparable space is located in other comparable mid-rise office buildings in the downtown/media gulch area of San Francisco, California (making appropriate adjustments for otherwise comparable buildings that do not have all of the foregoing characteristics); provided, however, that in no event will Option Rent be less than the Base Rent payable by Tenant for the last year of the initial term of the Lease. All other terms and conditions of the Lease shall apply throughout the Option Term; however, any obligation of Landlord to construct tenant improvements or provide an allowance (if applicable) shall not apply during the Option Term and Tenant shall, in no event, have the option to extend the Lease Term beyond the Option Term described in Section 29.1 above.

        29.3 Exercise of Option. The option contained in this Section 29 shall be exercised by Tenant, if at all, and only in the following manner: (i) Tenant shall deliver written notice to Landlord not more than three hundred (300) days nor less than two hundred seventy (270) days prior to the expiration of the initial Lease Term, stating that Tenant is exercising its option; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "Option Rent Notice") to Tenant not less than two hundred ten (210) days prior to the expiration of the initial Lease Term, setting forth the Option Rent; and (iii) if Tenant wishes to object to the Option Rent, Tenant shall, on or before the earlier of (A) the date occurring one hundred eighty prior to the expiration of the initial Lease Term, and (B) the date occurring thirty (30) days after Tenant's receipt of the Option Rent Notice deliver written notice thereof to Landlord, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 29.4 below.

        29.4 Determination of Option Rent. In the event Tenant timely and appropriately objects to the Option Rent, Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) days following Tenant's objection to the Option Rent, (the "Outside Agreement Date"), then each party shall make a separate determination of the Option Rent, as the case may be, within five (5) days, and such determinations shall be submitted to arbitration in accordance with Sections 29.4.1 through 29.4.7 below.

               29.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker or appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of commercial mid-rise properties in the San Francisco area. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord's or Tenant's submitted Option Rent, is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 29.2 above. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

               29.4.2 The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

               29.4.3 The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Option Rent, and shall notify Landlord and Tenant thereof.

               29.4.4 The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

               29.4.5 If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

               29.4.6 If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 29.4.

               29.4.7 The cost of arbitration shall be paid by the non-prevailing party.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

                                   "Landlord":

                                   --------------------------------------
                                   JONATHAN PARKER

                                   --------------------------------------
                                   THOMAS M. MONAHAN

                                   HAROLD PARKER PROPERTIES, a California
                                   limited partnership

                                   By:
                                      -----------------------------------
                                      Name
                                          -------------------------------
                                      Its:
                                          -------------------------------


                                   --------------------------------------
                                   HAROLD A. PARKER, as trustee for the HAROLD
                                   A. PARKER COMPANY TRUST dated May 11, 1988


                                   --------------------------------------
                                   GERTRUD V. PARKER, as trustee for the HAROLD
                                   A. PARKER COMPANY TRUST dated May 11, 1988

                                   "Tenant":

                                   E-GREETINGS NETWORK,
                                   a California corporation


                                   By:
                                      -----------------------------------

                                      Its:
                                          -------------------------------

                                   By:
                                      -----------------------------------

                                      Its:
                                          -------------------------------

                                    EXHIBIT A

                               149 NEW MONTGOMERY

                               OUTLINE OF PREMISES

                                 [SEE ATTACHED]


                                EXHIBIT A-Page 1

                                    EXHIBIT B

                               149 NEW MONTGOMERY

                               TENANT WORK LETTER

        This Tenant Work Letter (this "Tenant Work Letter"), which is attached as Exhibit B to that certain Lease (the "Lease") dated April 13, 1999, between JONATHAN PARKER, a married man as his sole and separate property; THOMAS M. MONAHAN, a married man as his sole and separate property; HAROLD PARKER PROPERTIES, L.P., a California limited partnership; and HAROLD A. PARKER, TRUSTEE, and GERTRUD V. PARKER, TRUSTEE, of the HAROLD A. PARKER COMPANY TRUST dated May 11, 1988; all as Tenants in Common, (collectively, "Landlord"), and E-GREETINGS NETWORK, a California corporation ("Tenant"), sets forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises.

                                    SECTION 1

                            DELIVERY OF THE PREMISES

        1.1 Base Building as Constructed by Landlord. At such time as Tenant shall have delivered to Landlord the Security Deposit, pursuant to Section 22 of the Lease, and the Letter of Credit, pursuant to Section 21 of the Lease, Landlord shall deliver the Premises to Tenant, and Tenant shall accept the Premises from Landlord in their then existing, "as-is" condition, subject to Landlord's obligations hereunder, for the purposes of Tenant's construction of the Tenant Improvements pursuant to this Work Letter. Landlord agrees to use commercially reasonable efforts to complete the following items by September 1, 1999:

               1.1.1 Electrical utilities are provided at the individual floors of the Building, with a main tenant electrical panel providing a single 400 amp service. Secondary raceways and distribution wiring for power and lighting shall be paid for by Tenant.

               1.1.2 Installation of a base building sprinkler system, including sprinkler heads for minimum coverage as required by code. Additional costs for sprinkler relocation due to tenant reflected ceiling design shall be paid for by Tenant.

               1.1.3 New men's and women's restrooms on each floor of the Premises, which shall be in compliance with the Americans with Disabilities Act (the "ADA").

               1.1.4 All interior perimeter brick walls shall be sandblasted.

               1.1.5 The ceiling shall be sheetrocked and firetaped only within the Premises and finish painted within the core corridor and lobby.

               1.1.6 All core walls shall be sheetrocked, taped and painted at the core side and firetaped only on the Tenant side.

               1.1.7 All life safety systems required by code within the core area shall be provided by Landlord.

               1.1.8 Landlord shall provide the heating and cooling condenser water service stubbed to each floor of the Building. The Tenant heating, ventilating and air-conditioning ("HVAC") system shall be a heat pump system. The exact distribution of the system shall be designed and paid for by Tenant (including the cost of heat pumps) as part of the Tenant Improvements, as defined in Section 2.1 below.

        1.2 Exterior Painting. Landlord agrees to consult with Tenant concerning the painting scheme for the exterior of the Building, provided that Landlord shall retain the right to make the final decision.

                              EXHIBIT B- Page 1

                                    SECTION 2

                               TENANT IMPROVEMENTS

        2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of $35.00 per rentable square foot of the Premises for the costs relating to the initial design and construction of Tenant's improvements, which are permanently affixed to the Premises (the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance.

        2.2    Disbursement of the Tenant Improvement Allowance.

               2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):

                      2.2.1.1 Payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, which fees shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, not exceed an aggregate amount equal to $3.50 per usable square foot of the Premises, and payment of the reasonable fees incurred by Landlord and Landlord's consultants in connection with the review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter;

                      2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

                      2.2.1.3 The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, hoisting and trash removal costs, and contractors' fees and general conditions;

                      2.2.1.4 The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

                      2.2.1.5 The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the "Code");

                      2.2.1.6 The cost of the "Coordination Fee," as that term is defined in Section 4.2.2 of this Tenant Work Letter; and

                      2.2.1.7 Sales and use taxes and Title 24 fees.

               2.2.2 Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

                      2.2.2.1 Monthly Disbursements. On or before the day of each calendar month, as determined by Landlord, during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment to Contractor, as that term is defined in Section 4.1 below, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code
Section 3262(d); and (iv) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished


                               EXHIBIT B - Page 2
and/or the materials supplied as set forth in Tenant's payment request. Thereafter, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention"), except there shall be no retention to the extent the relevant contract already provides for a retention, and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in Section 3.4 of this Tenant Work Letter, below, or due to any substandard work, or for any other reason. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

                      2.2.2.2 Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building and
(iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed.

                      2.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of this Lease.

                                    SECTION 3

                              CONSTRUCTION DRAWINGS

        3.1 Selection of Architect/Construction Drawings. Tenant shall retain Hooks Design (the "Architect") to prepare the "Construction Drawings," as that term is defined in this Section 3.1. Tenant shall retain the engineering consultants, as reasonably approved by Landlord, (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord's approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

        3.2 Final Space Plan. Tenant shall supply Landlord with two (2) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.


                               EXHIBIT B - Page 3

        3.3 Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval. Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith.

        3.4 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

                                    SECTION 4

                     CONSTRUCTION OF THE TENANT IMPROVEMENTS

        4.1    Tenant's Selection of Contractors.

               4.1.1 The Contractor. Tenant shall retain Morse Diesel as the general contractor to construct the Tenant Improvements ("Contractor").

               4.1.2 Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval.

               4.2 Construction of Tenant Improvements by Tenant's Agents.

               4.2.1 Construction Contract; Cost Budget. Tenant shall submit the construction contract (the "Contract") to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through
2.2.1.8 of this Tenant Work Letter, above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the "Final Costs"). Prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with cash in an amount (the "Over-Allowance Amount") equal to the difference between the amount of the Final Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any of the then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Final Costs have been delivered by

                               EXHIBIT B - Page 4

 Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be paid by Tenant to Landlord immediately as an addition to the Over-Allowance Amount or at Landlord's option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1 (i), (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord's approval, prior to Tenant paying such costs.

                4.2.2 Tenant's Agents.

                      4.2.2.1 Landlord's General Conditions for Tenant, Tenant's Agents and Tenant Improvement Work. Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord's Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements. Tenant shall pay a logistical coordination fee (the "Coordination Fee") to Landlord in the amount of Fifty Thousand Dollars ($50,000), which Coordination Fee shall be for services relating to the coordination of the construction of the Tenant Improvements.

                      4.2.2.2 Indemnity. Tenant's indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

                      4.2.2.3 Requirements of Tenant's Agents. Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one
(1) year from the date of completion thereof. Tenant and each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

                      4.2.2.4  Insurance Requirements.

                      4.2.2.4.1 General Coverages. Tenant and all of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

                      4.2.2.4.2 Special Coverages. Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include

                               EXHIBIT B - PAGE 5
such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that Tenant and all of Tenant's Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

                      4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant and Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and other Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant and Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.

               4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

               4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

               4.2.5 Meetings. Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.

               4.2.6 Interference. Tenant, hereby acknowledges that Landlord shall be performing certain construction work in the Building during construction of the Tenant Improvements. Tenant and Tenant's Agents shall not interfere with Landlord, its contractor or any of Landlord's agents during the construction of the Tenant Improvements.

                               EXHIBIT B - Page 6

        4.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

                                    SECTION 5

                                  MISCELLANEOUS

        5.1 Tenant's Representative. Tenant has designated Deva Berman as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

        5.2 Landlord's Representative. Landlord has designated Thomas M. Monahan as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

        5.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

        5.4 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease or this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

        5.5 Landlord Delays. The Lease Commencement Date shall occur as provided in Section 2 of the Lease, unless the "substantial completion of the Tenant Improvements," as that term is defined hereinbelow, are delayed beyond the Lease Commencement Date because of a "Landlord Delay." In the event a Landlord Delay occurs and such delay actually delays the substantial completion of the Tenant Improvements beyond September 1, 1999, then the Lease Commencement Date shall be delayed one (1) day for every day of Landlord Delay. As used herein, "Landlord Delay" shall mean actual delays to the extent resulting from the acts or omissions of Landlord including, but not limited to, (a) failure of Landlord to approve or disapprove any Construction Drawings or other items within the time periods provided in this Tenant Work Letter; (b) material interference by Landlord, its agents or contractors with the completion of the Tenant Improvements and which objectively preclude construction of tenant improvements in the Building by any person, which interference relates to access by Tenant, its agents and contractors to the Building or any Building facilities (including loading docks and freight elevators) or service (including temporary power and parking areas as provided herein) during normal construction hours, or the use thereof during normal construction hours; and (c) delays due to the acts or failures to act of Landlord, its agents or contractors with respect to payment of the Tenant Improvements. As used in this Section 5.5, "substantial completion of the Tenant Improvements" shall mean completion of construction of the Tenant Improvements in the Premises pursuant to the Construction Drawings with the exception of minor details of construction installation,

                               EXHIBIT B - Page 7
decoration, or mechanical adjustments and punchlist items as certified to by the Tenant's project manager and/or the architect who prepared the Construction Drawings. In the event that an event occurs after the Lease Commencement Date but prior to the substantial completion of the Tenant Improvements, which would otherwise have constituted a Landlord Delay had it occurred prior to the Lease Commencement Date, the Lease Commencement Date shall be retroactively delayed one (1) day for each such day of actual Landlord Delay. If Tenant contends that a Landlord Delay has occurred, Tenant shall notify Landlord in writing (the "Delay Notice") of such event and if such event is determined to constitute a Landlord Delay, the Landlord Delay shall be deemed to have occurred commencing as of the date of Landlord's receipt of the Delay Notice, except that Tenant shall not be required to provide a Delay Notice based on the failure of Landlord to approve or disapprove the Construction Drawings within the required applicable time period.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Tenant Work Letter to be executed the day and date first above written.

                                  "Landlord":

                                  ----------------------------------------------
                                  JONATHAN PARKER

                                  ----------------------------------------------
                                  THOMAS M. MONAHAN

                                  HAROLD PARKER PROPERTIES, a California
                                  limited partnership

                                  By:
                                      ---------------------------------
                                     Name:
                                         ---------------------------------
                                     Its:
                                         ---------------------------------


                                  ----------------------------------------------
                                  HAROLD A. PARKER, as trustee for the HAROLD A. PARKER COMPANY TRUST dated May 11, 1988


                                  ----------------------------------------------
                                  GERTRUD V. PARKER, as trustee for the
                                  HAROLD A. PARKER COMPANY TRUST dated May 11,
                                  1988

                                  "Tenant":

                                  E-GREETINGS NETWORK,
                                  a California corporation


                                  By:
                                      ---------------------------------
                                     Its:
                                         ---------------------------------

                                  By:
                                      ---------------------------------
                                     Its:
                                         ---------------------------------


                               EXHIBIT B - Page 8

                                    EXHIBIT C

                               149 NEW MONTGOMERY

                           NOTICE OF LEASE TERM DATES

To:
        --------------------------

        --------------------------

        --------------------------

        Re: Office Lease dated April 13, 1999, between JONATHAN PARKER, a married man as his sole and separate property; THOMAS M. MONAHAN, a married man as his sole and separate property; HAROLD PARKER PROPERTIES, L.P., a California limited partnership; and HAROLD A. PARKER, TRUSTEE, AND GERTRUD V. PARKER, TRUSTEE of the HAROLD A. PARKER COMPANY TRUST dated May 11, 1988; all as Tenants in Common ("Landlord"), and E-GREETINGS NETWORK, a California corporation,("Tenant") concerning the 2nd, 3rd, 4th, 5th and 6th floors of the Office Building located at 149 New Montgomery Street, San Francisco, California.

Gentlemen:

        In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

        1. That the Premises are Ready for Occupancy, and that the Lease Term shall commence as of ________________ for a term of _______________ ending on
_______________.

        2. That in accordance with the Lease, Rent commenced to accrue on
_______________________.

        3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

        4. Rent is due and payable in advance on the first day of each and every month during the Lease Term. Your rent checks should be made payable to ____________________________________ at____________________________.

        5. The exact number of rentable square feet within the Premises is _______ square feet.

                               EXHIBIT C - Page 1

        6. Tenant's Share as adjusted based upon the exact number of rentable square feet within the Premises is _______%.

                               "Landlord":

                               ------------------------------------------
                               JONATHAN PARKER

                               ------------------------------------------
                               THOMAS M. MONAHAN

                               ------------------------------------------
                                HAROLD PARKER PROPERTIES,
                               a California limited partnership

                                  By:
                                      ---------------------------------
                                     Name:
                                         ------------------------------
                                     Its:
                                         ------------------------------

                               -------------------------------------------
                               HAROLD A. PARKER, as trustee for the HAROLD A. PARKER COMPANY TRUST, dated May 11, 1988

                               -------------------------------------------
                               GERTRUD V. PARKER, as trustee for the HAROLD A. PARKER COMPANY TRUST, dated May 11, 1988

Agreed to and Accepted as
of _____________, 19__.

"Tenant":

E-GREETINGS NETWORK,

a California corporation

By:
  ------------------------

   Its:
      --------------------
                               EXHIBIT C - Page 2

                                    EXHIBIT D

                               149 NEW MONTGOMERY

                              RULES AND REGULATIONS

        Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building.

        1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

        2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

        3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

        4. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

        5. Whenever Tenant brings into the Building (or moves between floors) any furniture or bulky freight, packages, supplies, equipment or merchandise in the Building, Tenant shall install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building.

        6. Landlord shall have the right to control and operate the public portions of the Building, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

        7. The requirements of Tenant will be attended to only upon application at the Office of the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

        8. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate with Landlord or Landlord's agents to prevent same.

        9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

                               EXHIBIT D - Page 1

        10. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained.

        11. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

        12. Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material.

        13. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

        14. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.

        15. Tenant shall not bring into or keep within the Building or the Premises any animals (except for one (1) dog per floor), birds, or vehicles (other than bicycles).

        16. No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other Tenants.

        17. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

        18. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

        19. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

        20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

        21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

        22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

        23. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and

                               EXHIBIT D - Page 2

Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building.

        24. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

        25. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

        26. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property.

        27. Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant. The food vendor shall service only the tenants that have a written request on file in the Building Management Office. Under no circumstance shall the food vendor display their products in a public or common area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.

        28. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

        29. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

        30. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.


                               EXHIBIT D - Page 3

                                    EXHIBIT E

                               149 NEW MONTGOMERY

                      FORM OF TENANT'S ESTOPPEL CERTIFICATE

        The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of April 13, 1999 and between JONATHAN PARKER, a married man as his sole and separate property; THOMAS M. MONAHAN, a married man as his sole and separate property; HAROLD PARKER PROPERTIES, L.P., a California limited partnership; and HAROLD A. PARKER, TRUSTEE, AND GERTRUD V. PARKER, TRUSTEE of the HAROLD A. PARKER COMPANY TRUST dated May 11, 1988; all as Tenants in Common , collectively as Landlord, and the undersigned as Tenant, for Premises on the 2nd, 3rd, 4th, 5th and 6th floors of the Office Building located at 149 New Montgomery Street, San Francisco, California, certifies as follows:

        1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

        2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on
_________.

        3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

        4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

_______________________________________________________________________________
_______________________________________________________________________________
______________________.

        5. Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord's mortgagee.

        6. Base Rent became payable on _______________.

        7. The Lease Term expires on _________________.

        8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and, to Tenant's knowledge, Landlord is not in default thereunder.

        9. No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

        10. As of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

        11. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _________________. The current monthly installment of Base Rent is $__________.

        12. The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.


                                   EXHIBIT E

        13. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

        Executed at __________________ on the _____ day of ______________,
19___.

                              "Tenant":

                              E-GREETINGS NETWORK,

                              a California corporation

                              By:
                                 -------------------------------

                                 Its:
                                 -------------------------------

                              By:
                                 -------------------------------

                                 Its:
                                 -------------------------------

                                   EXHIBIT E

                                      LEASE

                               149 NEW MONTGOMERY

        JONATHAN PARKER, a married man as his sole and separate property;
       THOMAS M. MONAHAN, a married man as his sole and separate property;
      HAROLD PARKER PROPERTIES, L.P., a California limited partnership; and
        HAROLD A. PARKER, TRUSTEE, and GERTRUD V. PARKER, TRUSTEE, of the
               HAROLD A. PARKER COMPANY TRUST dated May 11, 1988;
                            all as Tenants in Common,

                                  as Landlord,

                                       and

                              E-GREETINGS NETWORK,

                            a California corporation,

                                   as Tenant.

                                  PROJECT NAME

                       SUMMARY OF BASIC LEASE INFORMATION

        The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Lease (this Summary and the Lease to be known collectively as the "Lease") which pertains to the building which is located at 149 New Montgomery Street, San Francisco, California (the "Building"). Each reference in the Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease, the terms of the Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease.

TERMS OF LEASE
(References are to
 the Lease)                             DESCRIPTION
 ----------                             -----------

1.      Date:                           April 13, 1999

2.      Landlord:                       JONATHAN PARKER, a married man as his sole and separate
                                        property; THOMAS M. MONAHAN, a married man as his sole
                                        and separate property; HAROLD PARKER PROPERTIES, L.P., a
                                        California limited partnership; and HAROLD A. PARKER,
                                        TRUSTEE, AND GERTRUD V. PARKER, TRUSTEE, of the HAROLD A.
                                        PARKER COMPANY TRUST dated May 11, 1988; all as Tenants
                                        in Common

3.      Address of Landlord             c/o Monahan Parker, Inc.
        (Article 28.14):                1101 Fifth Avenue, Suite 150
                                        San Rafael, CA 94901
                                        Attention: Jonathan Parker

                                        and

                                        Allen, Matkins, Leck, Gamble & Mallory LLP
                                        333 Bush Street, Suite 1700
                                        San Francisco, California 94104
                                        Attention: Nancy Lundeen, Esq.

4.      Tenant:                         E-greetings Network, a California corporation

5.      Address of Tenant               149 New Montgomery Street
        (Article 28.14):                San Francisco, California 94105
                                        Attention: Facilities Manager

                                        with a copy to:
                                        Howard Rice Nemerovski Canady Falk & Rabkin
                                        Three Embarcadero Center, Seventh Floor
                                        San Francisco, California  94111-4065
                                        Attention: Kenneth A. Neale, Esq.


                                      (i)

6.      Premises (Article 1):           Approximately 56,249 rentable square feet of space
                                        located on the 2nd, 3rd, 4th, 5th and 6th floors of the
                                        Building, as set forth on Exhibit A attached hereto.  For
                                        purposes of this Lease, the rentable
                                        square footage for each floor of the
                                        Premises is as follows:

                                                2nd Floor            10,519.50
                                                3rd Floor            10,728.75
                                                4th Floor            10,740.25
                                                5th Floor            10,798.00
                                                6th Floor            10,798.00

7. Term (Article 2).

        7.1    Lease Term:              Ten (10) years.

        7.2    Lease Commencement Date  The earlier of (i) the date upon which
                                        Tenant first commence to conduct
                                        business in the Premises, or (ii)
                                        September 1, 1999, subject to Landlord
                                        Delays, as defined in Section 5.5 of the Tenant Work Letter, attached hereto as Exhibit B.

        7.3    Lease Expiration Date    The last day of the month in which the
                                        10th anniversary of the Lease
                                        Commencement Date occurs.

8.      Base Rent (Article 3):

                                                           Monthly
           Year of Lease                                 Installment
              Term                                      of Base Rent
              ----                                      ------------
              1-10                                      $180,465.54

9.      Additional Rent (Article 4).

        9.1    Operating Expense        Calendar year 1999.
               Base Year:

        9.2    Tax Base Year:           Tax year 1999-2000

        9.3    Tenant's Share:          82.45%

10.     Use (Article 5):                General office use.

11.     Security Deposit                $180,465.54, plus a Letter of Credit pursuant to
        (Article 21):                   Article 21 of the Lease.

12.     Brokers (Section 28.21):        CB Richard Ellis, Inc. for Landlord and Colliers
                                        International for Tenant

                                      (ii)

                                      INDEX

ARTICLE                 SUBJECT MATTER                                                 PAGE

1.  REAL PROPERTY, BUILDING AND PREMISES.................................................1
2.  LEASE TERM...........................................................................1
3.  BASE RENT............................................................................1
4.  ADDITIONAL RENT......................................................................2
5.  USE OF PREMISES......................................................................5
6.  SERVICES AND UTILITIES...............................................................5
7.  REPAIRS..............................................................................6
8.  ADDITIONS AND ALTERATIONS............................................................6
9.  COVENANT AGAINST LIENS...............................................................7
10.  INSURANCE...........................................................................7
11.  DAMAGE AND DESTRUCTION..............................................................9
12.  NONWAIVER..........................................................................10
13.  CONDEMNATION.......................................................................10
14.  ASSIGNMENT AND SUBLETTING..........................................................10
15.  OWNERSHIP AND REMOVAL OF TRADE FIXTURES............................................13
16.  HOLDING OVER.......................................................................13
17.  ESTOPPEL CERTIFICATES..............................................................13
18.  SUBORDINATION......................................................................14
19.  DEFAULTS; REMEDIES.................................................................14
20.  FORCE MAJEURE......................................................................15
21.  LETTER OF CREDIT...................................................................16
22.  SECURITY DEPOSIT...................................................................17
23.  SIGNS..............................................................................17
24.  COMPLIANCE WITH LAW................................................................18
25.  LATE CHARGES.......................................................................18
26.  LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT...............................18
27.  ENTRY BY LANDLORD..................................................................18
28.  MISCELLANEOUS PROVISIONS...........................................................19
29.  OPTION TERM........................................................................22

EXHIBITS
A       OUTLINE OF PREMISES
B       TENANT WORK LETTER
C       NOTICE OF LEASE TERM DATES
D       RULES AND REGULATIONS
E       ESTOPPEL CERTIFICATE

                                     (iii)